Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-197318), and Form S-8 (File Nos. 333-97049, 333-105483 and 333-169698) of Everest Re Group, Ltd. of our report dated February 29, 2016 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

PricewaterhouseCoopers LLP
New York, New York
February 29, 2016